MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("Memorandum") is dated as of this 31_ day of May, 2007, by and between YOSSI ATTIA, an individual ("Attia"), EMVELCO RE CORP., a Nevada corporation ("ERC") and EMVELCO CORP., a Delaware corporation ("Company").

The purpose of this Memorandum is to set forth the Parties understanding with reference to the employment of Attia and the terms and conditions thereof. Reference is hereby made to the following:

1. Attia entered into that certain Employment Agreement dated as of July 1, 2006 with Euroweb International Corp. (now known as EMVELCO Corp. and hereinafter referred to as "Company") (the "Employment Agreement") wherein Attia became employed as the President of ERC (at the time a subsidiary of Company) on the terms and conditions provided in the Employment Agreement.

2. The Employment Agreement was amended pursuant to Amendment No. 1 dated as of August 14, 2006 ("Amendment No. 1") wherein Attia was appointed as the Chief Executive Officer of Company.

3. Attia has tendered his resignation as President of ERC effective May 31, 2007. ERC has accepted Attia's resignation. The Employment Agreement with regard to Attia's employment as President of ERC shall terminate on such date, but only with respect to Attia's position and salary (including the issuance of Company shares as consideration) with ERC. The monetary cash consideration shall continue in effect and remain the same although it shall be the sole responsibility, obligation and liability of the Company. The provisions of the Employment Agreement and Amendment No. 1 which relate to bonus, benefits, non-compete, etc. shall remain in force and effect as such relates to the Company. The provisions of Amendment No. 1 which delineate the terms of issuance of Company shares shall be cancelled.

4. The Company and ERC, along with the majority shareholder of ERC; namely, The International Holdings Group Ltd. ("TIHG") entered into that certain Stock Transfer and Assignment of Contract Rights Agreement ("Transfer Agreement"), effective as of January 1, 2007 wherein Company transferred and conveyed all of its shares in Company to TIHG in consideration of monetary funds and the assignment of that certain Investment Agreement regarding financing of real estate development projects.

5. Due to the effective date of the Transfer Agreement and the result that Company is responsible for payment of Attia's salary as President of ERC (which amount shall be added to the financing and loan amount from Company to ERC), ERC shall submit a debit note to Company in the amount of One Hundred Thousand Dollars ($100,000) for the five (5) month employment term from January 1, 2007 to the date of resignation (May 31, 2007).

6. The Employment Agreement's terms and provisions shall remain in effect with regard to Attia's employment with Company under paragraph 3 above and Amendment No. 1 as of June 1, 2007.

7. The Parties covenant and agree that this Memorandum may not be assigned, transferred or delegated to any party or entity, except as expressly provided in this Memorandum or by the mutual consent of all Parties, which such consent shall be in the absolute discretion of the respective Party.

8. No amendment, modification, termination or waiver of any provision of this Memorandum shall be effective unless the same shall be set forth in a writing signed by all of the Parties hereto, and then only to the extent specifically set forth therein. This Memorandum shall not be construed more strictly against one Party than the other by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that all of the Parties have contributed substantially and materially to the preparation of this Memorandum.

9. This Memorandum and any amendment hereof may be executed in any number of counterparts and by each Party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In producing this Memorandum, it shall not be necessary to produce or account for more than one such counterpart signed by the person against whom enforcement is sought.

10. Each of the Parties shall, whenever and as often as shall be requested to do so by the others, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting Party, to carry out the intent and purpose of this Memorandum.

11. The Parties acknowledge and agree that this Memorandum is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed under the laws of the State of California.

12. Each Party acknowledges that they have been advised to carefully review this Memorandum and consider all of its provisions before executing it. Each Party acknowledges and admits that this Memorandum is a product of negotiation and, that in so negotiating this Memorandum, each Party has been provided with sufficient time to so consider and reconsider this Memorandum before executing it.

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13. This Memorandum constitutes an integration of the entire understanding and Memorandum of the parties with respect to the matter referred to in this Memorandum. Any representation, promise or condition, whether written or oral, between the parties with respect to the matters referred to in this Memorandum which is not specifically incorporated into this Memorandum, shall not be binding upon any of the Parties hereto and the parties acknowledge that they have not relied, in entering into this Memorandum, upon any representation, promises or conditions not specifically set forth in this Memorandum. No prior oral or written understanding, or Memorandum between the parties, with respect to the matters referred to in this Memorandum, shall survive the execution of this Memorandum. This Memorandum represents the entire memorandum and understanding of the parties and no separate written or oral memorandums exist.

This Memorandum, consisting of three (3) pages, is executed on the date first above written at Los Angeles, California.

EMVELCO CORP.
a Delaware corporation

By: Yossi Attia
Its: Chief Executive Officer

EMVELCO RE CORP.
a Nevada corporation

By: Daren C. Dunckel
Its: Chief Executive Officer

Yossi Attia